EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Nine months ended September 30, 2004 and 2003

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$84,730	26,695	$3.17
	==========	==========	=======
Effect of dilutive securities:
Restricted stock		991
Convertible debt	2,448	4,110
Stock options		431
Deferred shares		113

Diluted EPS:
Income available to common stockholders
and assumed conversions	$87,178	32,340	$2.70
	==========	==========	=======

2003	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$42,503	26,067	$1.63
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	878
8.75% convertible subordinated debentures	55	177
Stock options	-	313
Deferred shares	-	120

Diluted EPS:
Income available to common stockholders
and assumed conversions	$42,558	27,555	$1.54
	==========	==========	=======

EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Quarter ended September 30, 2004 and 2003

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$28,328	26,779	$1.05
	==========	==========	=======
Effect of dilutive securities:
Restricted stock		1,006
Convertible debt	818	4,104
Stock options		409
Deferred shares		100

Diluted EPS:
Income available to common stockholders
and assumed conversions	$29,146	32,398	$0.90
	==========	==========	=======

2003	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$14,717	26,179	$0.56
	==========	==========	=======
Effect of dilutive securities:
Restricted stock	-	893
8.75% convertible subordinated debentures	18	171
Stock options	-	360
Deferred shares	-	120

Diluted EPS:
Income available to common stockholders
and assumed conversions	$14,735	27,723	$0.53
	==========	==========	=======